UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 24, 2005

Date of Report (Date of earliest event reported)

THREE-FIVE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-4373	86-0654102

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 N. DESERT DRIVE
TEMPE, ARIZONA
85281

(Address of Principal Executive Offices) (Zip Code)

(602) 389-8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

     In connection with the resignation of Jeffrey D. Buchanan, Chief Financial Officer, Executive Vice President, Secretary, Treasurer and director of the Company as described below in Item 5.02, the Company has entered into a Severance Agreement and General Release with Mr. Buchanan dated January 26, 2005, a copy of which is attached to this Report as Exhibit 10.33 (the “Severance Agreement”). Pursuant to the Severance Agreement, the Company (i) will pay Mr. Buchanan severance in the aggregate amount of $165,000 over the next nine months, (ii) agreed to extend the exercise date for certain options held by Mr. Buchanan, (iii) will reimburse Mr. Buchanan for certain medical expenses, and (iv) will provide outplacement services to Mr. Buchanan. In consideration of these payments, Mr. Buchanan released any claims he may have against the Company arising out of his former employment with the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

     On January 24, 2005, Jeffrey D. Buchanan announced to the Company’s Board of Directors his intention to resign from his positions as Chief Financial Officer, Executive Vice President, Secretary, Treasurer, and director of the Company, effective as of February 1, 2005. Mr. Buchanan and the Company have entered into a severance agreement as described above in Item 1.01. As further described in the attached press release dated January 26, 2005, Mr. Buchanan will continue to work closely as a consultant with the Company’s newly appointed Interim Chief Financial Officer, James E. Jurgens. The Company expects to enter into a consulting agreement with Mr. Buchanan. Under the agreement, Mr. Buchanan will receive a monthly fee with the potential for bonus payments upon the occurrence of certain corporate events, including financing and M&A transactions.

     On January 24, 2005, the Company’s Board of Directors appointed Mr. Jurgens as Interim Chief Financial Officer, effective as of February 1, 2005. Since 2004, Mr. Jurgens has been working with the Company on an interim basis and has agreed to act as Interim Chief Financial Officer during this period of transition. Prior to his work with the Company, Mr. Jurgens was Operations Director – Supply Chain Director for Intel Corporation from October 2001 to January 2003, where he managed supply chain integration of newly acquired companies into the Intel Corporation system. Mr. Jurgens moved to Intel when Intel purchased Ziatech Corporation, a privately held developer of embedded computers for telecom applications, for which Mr. Jurgens acted as Chief Financial Officer and Operations Director from August 1999 to October 2001. As Chief Financial Officer of Ziatech Corporation, Mr. Jurgens managed that company’s accounting, finance, treasury, legal, human resources, facilities and IT functions. Mr. Jurgens also served as European Finance Director for Advanced Mirco Devices at its Dresden, Germany, wafer manufacturing operation from August 1994 until August 1999. From April 1974 through August 1994, Mr. Jurgens was employed by Hewlett Packard in various positions, including Manufacturing Manager of the Northwest Integrated Circuit Division, Strategic Planning Manager of the Circuit Technology Group, and Manager of its Competitive Analysis Group. Mr. Jurgens received his Bachelor of Science degree from San Jose State University in 1974 and Masters of Business Administration from the University of Oregon in 1987.

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Item 7.01. Regulation FD Disclosure.

     The Company is also furnishing this Report on Form 8-K pursuant to Regulation FD in connection with the disclosure of information, in the form of the textual information from a press release dated January 26, 2005, a copy of which is attached to this Report as Exhibit 99.1.

     The information in the press release is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities and Exchange Act of 1934 or otherwise subject to the liabilities of that section. This Report will not be deemed an admission as to the materiality of any information in the press release that is required to be disclosed solely by Regulation FD.

     The Company does not have, and expressly disclaims, any obligation to release publicly any updates or any changes in the Company’s expectations or any change in events, conditions, or circumstances on which any forward-looking statement is based.

     The press release included with this Report is available on the Company’s website located at www.tfsc.com, although the Company reserves the right to discontinue that availability at any time.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit No.	Description
10.33	Severance Agreement and General Release dated January 26, 2005, between the Company and Jeffrey D. Buchanan.

99.1	Press Release dated January 26, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THREE-FIVE SYSTEMS, INC.
Date: January 28, 2005	By:	/s/ Jack L. Saltich
Jack L. Saltich
President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description
10.33	Severance Agreement and General Release dated January 26, 2005, between the Company and Jeffrey D. Buchanan.

99.1	Press Release dated January 26, 2005.

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